Exhibit 5.1

Conner & Winters, LLP
4000 One Williams Center | Tulsa, OK 74172-0148
p (918) 586-5711 | f (918) 586-8982 | cwlaw.com

November 8, 2016

SemGroup Corporation

Two Warren Place

6120 S. Yale Avenue, Suite 700

Tulsa, Oklahoma 74136-4216

Re:	Registration Statement on Form S-3
Registration No. 333-210044

Ladies and Gentlemen:

We have acted as counsel to SemGroup Corporation, a Delaware corporation (“SemGroup”), in connection with the offering, from time to time, by SemGroup of shares of SemGroup’s Class A Common Stock, par value $0.01 per share, having an aggregate offering price of up to $300,000,000 (the “Shares”) on terms to be determined at the time of the offering thereof, pursuant to a Registration Statement on Form S-3 (Registration No. 333-210044) filed with the Securities and Exchange Commission (the “SEC”) on March 9, 2016, which became effective upon its filing (the “Registration Statement”). A prospectus supplement dated November 8, 2016 (the “Prospectus Supplement”), which, together with the prospectus filed with the Registration Statement constitute the “Prospectus,” will be filed with the SEC on November 8, 2016 pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinions set forth herein, we have read and examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such records of SemGroup and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including (i) the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of SemGroup, (ii) the Prospectus and (iii) the Equity Distribution Agreement dated November 8, 2016 (the “Equity Distribution Agreement”) by and among SemGroup, on the one hand, and Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and SunTrust Robinson Humphrey, Inc., on the other hand.

In our examination, we have assumed, without independent investigation, (a) the genuineness of the signatures on all documents that we have examined, (b) the legal capacity of all natural persons, (c) the authenticity of all documents supplied to us as originals, (d) the conformity to the authentic originals of all documents supplied to us as certified, photostatic or faxed copies and (e) the authenticity of the originals of such latter documents. We have also assumed that all Shares sold pursuant to the Equity Distribution Agreement will be issued and sold in the manner described in the Prospectus Supplement and in accordance with the terms of the Equity Distribution Agreement. We have assumed that the consideration to be received for each of the Shares will equal or exceed the par value per share of the Class A Common Stock.

Based on and subject to the foregoing, we are of the opinion that the Shares, when issued and delivered against payment therefor as provided in the Equity Distribution Agreement, will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and judicial decisions interpreting those laws as of the date of this opinion, and we do not express any opinion with respect to the law of any other jurisdiction.

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SemGroup Corporation

November 8, 2016

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Current Report on Form 8-K of SemGroup dated on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our name under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are in a category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Conner & Winters, LLP